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                                   Exhibit 22

                         SUBSIDIARIES OF THE REGISTRANT


                                                     State or Jurisdiction
               Subsidiary                               of Incorporation
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First-Citizens Bank & Trust Company                 North Carolina

Atlantic States Bank                                United States of America

FCB/NC Capital Trust I                              Delaware

FCB/NC Capital Trust II                             Delaware

American Guaranty Insurance Corporation             North Carolina

Neuse, Incorporated                                 North Carolina